            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                      GIVE THE
                                  SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:           NUMBER OF--
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
 1. An individual's          The individual
    account
 2. Two or more              The actual owner of the
    individuals              account or, if combined
    (joint account)          funds, any one of the
                             individuals(1)
 3. Husband and wife         The actual owner of the
    (joint account)          account or, if joint
                             funds, either person(1)
 4. Custodian account of a   The minor(2)
    minor (Uniform Gift to
    Minors Act)
 5. Adult and minor (joint   The adult or, if the minor
    account)                 is the only contributor,
                             the minor(1)
 6. Account in the name of   The ward, minor or
    guardian or committee    incompetent person(3)
    for a designated ward,
    minor or incompetent
    person
 7. a. The usual revocable   The grantor-trustee(1)
       savings trust
       account (grantor is
       also trustee)
    b. So-called trust       The actual owner(1)
       account that is not
       a legal or valid
       trust under state
       law
 8. Sole proprietorship      The owner(4)
    account
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
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                                 GIVE THE EMPLOYER
                                   IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:           NUMBER OF--
-------------------------------------------------------
 9. A valid trust, estate    The legal entity (do not
    or pension trust         furnish the identifying
                             number of the personal
                             representative or trustee
                             unless the legal entity
                             itself is not designated
                             in the account title)(5)
10. Corporate account        The corporation
11. Religious, charitable    The organization
    or educational
    organization account
12. Partnership account      The partnership
    held in the name of the
    business
13. Association, club or     The organization
    other tax-exempt
    organization
14. A broker or registered   The broker or nominee
    nominee
15. Account with the         The public entity
    Department of
    Agriculture in the name
    of a public entity
    (such as a state or
    local government,
    school district, or
    prison) that receives
    agricultural program
    payments
-------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

     If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5 (Application for a Social Security Number Card) or Form SS-4 (Application for Employer Identification Number) from your local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

     Payees specifically exempted from backup withholding on ALL payments include the following:

     - A corporation.

     - A financial institution.

     - An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

     - The United States or any agency or instrumentality thereof.

     - A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

     - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

     - An international organization or any agency, or instrumentality thereof.

     - A registered dealer in securities or commodities registered in the United States or a possession of the United States.

     - A real estate investment trust.

     - A common trust fund operated by a bank under section 584(a) of the Code.

     - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.

     - An entity registered at all times under the Investment Company Act of 1940.

     - A foreign central bank of issue.

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

     - Payments to nonresident aliens subject to withholding under section 1441 of the Code.

     - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

     - Payments of patronage dividends where the amount received is not paid in money.

     - Payments made by certain foreign organizations.

     - Payments made to a middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

     Payments of interest not generally subject to backup withholding include the following:

     - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

     - Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

     - Payments described in section 6049(b)(5) of the Code to non-resident aliens.

     - Payments on tax-free covenant bonds under section 1451 of the Code.

     - Payments made by certain foreign organizations.

     - Payments made to a middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

     Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

     Certain payments other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Section 6041, 6041(a), 6045 and 6050A of the Code.

PRIVACY ACT NOTICE

     Section 5109 of the Code requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the Internal Revenue Service. The Internal Revenue Service uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

     (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

     (2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS--If you fail to properly include any portion of an includible payment for interest, dividends or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

     (3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

     (4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.